                                                                    EXHIBIT 4.1
===============================================================================

                            UROHEALTH SYSTEMS, INC.,

                                  THE COMPANY,

                                      AND

                          THE GUARANTORS NAMED HEREIN

                                      AND

                             THE BANK OF NEW YORK,

                                    TRUSTEE


                                ________________



                                   INDENTURE


                           Dated as of April 10, 1997


                                ________________



                                  $110,000,000


                    12.5% Senior Subordinated Notes due 2004

================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                                                   INDENTURE
SECTION                                                                                  SECTION
-------                                                                                 ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.8;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.2
   (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
311(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
   (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
312(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.5
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.3
   (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.3
313(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
   (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.2
   (d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
314(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.7;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.6
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.2;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.2;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.4
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.2;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.4
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A
   (d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A
   (e)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.5
   (f)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
315(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1(b)
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.5;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.2
   (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1(a)

  TIA                                                                                   INDENTURE
SECTION                                                                                  SECTION
-------                                                                                 ---------
   (d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.2;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.11;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1(c)
   (e)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.13
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.9
   (a)(1)(A)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.11
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.12
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.12;
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.8
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.3
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.4
   (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.4
318(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.1

__________________________

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
                                                           ARTICLE I
                                           DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 1.2      Incorporation by Reference of TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 1.3      Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                           ARTICLE II
                                                         THE SECURITIES

Section 2.1      Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.2      Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.3      Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.4      Paying Agent to Hold Assets in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.5      Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.6      Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.7      Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.8      Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.9      Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.10     Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.11     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.12     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 2.13     CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                          ARTICLE III
                                                           REDEMPTION

Section 3.1      Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 3.2      Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 3.3      Selection of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 3.4      Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 3.5      Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 3.6      Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 3.7      Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                           ARTICLE IV
                                                           COVENANTS

Section 4.1      Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.2      Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                                              PAGE
                                                                                                                              ----
Section 4.3      Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.4      Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.5      Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.6      Compliance Certificate; Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.7      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.8      Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.9      Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                                             PAGE
                                                                                                                             ----
Section 4.10     Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock   . . . . . . . . . . . .
Section 4.11     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . . .
Section 4.12     Limitation on Liens Securing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.13     Limitation on Sale of Assets and Subsidiary Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.14     Limitation on Layering Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.15     Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.16     Limitation on Status as Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.17     Future Subsidiary Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.18     Limitation on Payment for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 4.19     Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                           ARTICLE V
                                                     SUCCESSOR CORPORATION

Section 5.1      Limitation on Merger, Sale or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 5.2      Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                           ARTICLE VI
                                                 EVENTS OF DEFAULT AND REMEDIES

Section 6.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.2      Acceleration of Maturity Date; Rescission and Annulment. . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.3      Collection of Indebtedness and Suits for Enforcement by Trustee. . . . . . . . . . . . . . . . . . . . . . .
Section 6.4      Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.5      Trustee May Enforce Claims Without Possession of Securities. . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.6      Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.7      Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.8      Unconditional Right of Holders to Receive Principal, Premium and Interest. . . . . . . . . . . . . . . . . .
Section 6.9      Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.10     Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.11     Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.12     Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.13     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 6.14     Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                                             PAGE
                                                                                                                             ----
                                                          ARTICLE VII
                                                            TRUSTEE

Section 7.1      Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.2      Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.3      Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.4      Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.5      Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.6      Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.7      Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.8      Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.9      Successor Trustee by Merger, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.10     Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 7.11     Preferential Collection of Claims Against Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                          ARTICLE VIII
                                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1      Option to Effect Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 8.2      Legal Defeasance and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 8.3      Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 8.4      Conditions to Legal or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 8.5      Deposited Cash and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions . . . . .
Section 8.6      Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 8.7      Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                           ARTICLE IX
                                              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1      Supplemental Indentures Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 9.2      Amendments, Supplemental Indentures and Waivers with Consent of Holders. . . . . . . . . . . . . . . . . . .
Section 9.3      Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 9.4      Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 9.5      Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 9.6      Trustee to Sign Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                                             PAGE
                                                                                                                             ----
                                                           ARTICLE X
                                                  RIGHT TO REQUIRE REPURCHASE

Section 10.1     Repurchase of Securities at Option of the Holder upon Change of Control  . . . . . . . . . . . . . . . . . .

                                                           ARTICLE XI
                                                           GUARANTEES

Section 11.1     Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 11.2     Execution and Delivery of Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 11.3     Certain Bankruptcy Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 11.4     Limitation on Merger, Consolidation, Etc. of Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 11.5     Future Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                          ARTICLE XII
                                                         SUBORDINATION

Section 12.1     Securities Subordinated to Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.2     No Payment on Securities in Certain Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.3     Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
                             Liquidation or Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.4     Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness . . . . . . . . . . . . . . . .
Section 12.5     Obligations of the Company Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.6     Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. . . . . . . . . . . . . . . . . . .
Section 12.7     Application by Trustee of Assets Deposited with It . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.8     Subordination Rights Not Impaired by Acts or Omissions of the Company, Guarantors or Holders of
                             Senior Indebtedness, Etc.; Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.9     Securityholders Authorize Trustee to Effectuate Subordination of Securities. . . . . . . . . . . . . . . . .
Section 12.10    Right of Trustee to Hold Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 12.11    Article XII Not to Prevent Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                                                                                             PAGE
                                                                                                                             ----
Section 12.12    No Fiduciary Duty of Trustee to Holders of Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . .

                                                          ARTICLE XIII
                                                         MISCELLANEOUS

Section 13.1     TIA Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.3     Communications by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.4     Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.5     Statements Required in Certificate or Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.6     Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.7     Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.8     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.9     No Adverse Interpretation of Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.10    No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.11    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.12    Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.13    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 13.14    Table of Contents, Headings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                    EXHIBITS

                 Exhibit A - Form of Note
                 Exhibit B - Form of Guarantee

                 INDENTURE, dated as of April 10, 1997, among UROHEALTH Systems, Inc., a Delaware corporation (the "Company"), the Guarantors referred to below and The Bank of New York, a New York banking corporation, as Trustee.

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12.5% Senior Subordinated Notes due 2004:

                               ARTICLE ARTICLE I


                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 Section 1    Definitions.

                 "Acceleration Notice" shall have the meaning specified in
Section 6.2.

                 "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person (i) becomes a Restricted Subsidiary of the Company including by designation, or (ii) is merged or consolidated into or with the Company or one of its Restricted Subsidiaries.

                 "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

                 "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, an ownership interest in the Company and its Subsidiaries by a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

                 "Affiliate Transaction" shall have the meaning specified in
Section 4.9.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Asset Sale" shall have the meaning specified in Section 4.13.

                 "Asset Sale Offer" shall have the meaning specified in Section 4.13.

                 "Asset Sale Offer Amount" shall have the meaning specified in
Section 4.13.

                 "Asset Sale Offer Price" shall have the meaning specified in
Section 4.13.

                 "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                 "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                 "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                 "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                 "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                 "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

                 "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, bankers acceptances, money market deposit accounts and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) maturing within one year after the date of acquisition and (iv) any fund investing exclusively in investments of the types described in clauses (i) or (ii) above.

                 "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of the Company, in one transaction or a series of related transactions (in each case other than to a Restricted Subsidiary who is a Guarantor); (ii) any merger or consolidation of the Company with or into any Person (other than a Guarantor) if, immediately after giving effect to such transaction, any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Guarantor) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities; (iii) any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Guarantor) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors; (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

                 "Change of Control Offer" shall have the meaning specified in
Section 10.1.

                 "Change of Control Offer Period" shall have the meaning specified in Section 10.1.

                 "Change of Control Purchase Date" shall have the meaning specified in Section 10.1.

                 "Change of Control Purchase Price" shall have the meaning specified in Section 10.1.

                 "Common Stock" means Common Stock of the Company, par value $.001 per share.

                 "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person during the Reference Period; provided that for purposes of such calculation, (a) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (c) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (d) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) average rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

                 "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Consolidated Subsidiary that is a less than wholly owned Consolidated Subsidiary shall only be added to the extent of the equity interest of the Company in such Consolidated Subsidiary, (iii) Consolidated Fixed Charges, and (iv) non-recurring restructuring charges, write-off of purchased research and development, and direct acquisition costs, less the amount of all cash payments made by such Person or any of its Consolidated Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

                 "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (i) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (a) original issue discount and non-cash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations and
(c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and (ii) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person. For purposes of this definition, (1) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (2) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                 "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (i) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either one-time nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (ii) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a wholly owned Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (iii) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and (v) all gains (but not losses) attributable to operations and businesses permanently discontinued or disposed of.

                 "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (iii) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

                 "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                 "Consolidation," or "consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "Consolidated" or "consolidated" has a correlative meaning to the foregoing.

                 "Credit Agreement" means (i) the Amended and Restated Revolving Credit Agreement to be dated as of April 10, 1997 by and among the Company, certain of its subsidiaries, certain financial institutions and Banque Indosuez, New York Branch, as agent, providing for an aggregate $50 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof or (ii) any substantially equivalent senior credit facility in lieu of the credit facility described in clause (i). Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement
(i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not exceed the amount permitted to be incurred by clause
(ii) of the definition of Permitted Indebtedness or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Debt Incurrence Ratio" shall have the meaning specified in
Section 4.10.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Definitive Securities" means Securities that are in the form of the Note attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

                 "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                 "Disqualified Capital Stock" means with respect to any Person other than any Restricted Subsidiary of such Person, Equity Interests of such Person that, by their terms or by the terms of any security into which they are convertible or exercisable (in either case solely at the option of the holder thereof), are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and, with respect to any Restricted Subsidiary of such Person (including with respect to any Restricted Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

                 "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

                 "Event of Default" shall have the meaning specified in Section 6.1.

                 "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Exchange Offer" means the offer by the Company and the Guarantors to exchange the Series B Notes and Guarantees thereof for the Original Notes and Guarantees thereof made pursuant to the Registration Rights Agreement.

                 "Exempt Affiliate Transactions" means (a) transactions between or among the Company and/or the Guarantors, (b) reimbursement of or advances to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (c) fees, compensation, and employee benefits, including bonuses, retirement plans and stock options, paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, provided that any such transaction in this clause (c) is approved by a majority of the independent directors on the board of directors, (d) any employment or consulting agreement that is in effect on the date of the Indenture and any such agreement entered into by the Company or a Subsidiary of the Company after the date of the Indenture in the ordinary course of business of the Company or such Subsidiary, provided that any such agreement is approved by a majority of the independent directors on the board of directors, (e) any Restricted Payment constituting a dividend or distribution pro rata to all holders of the Company's Common Stock permitted by the Indenture, and (f) repayment of Indebtedness owing to any Affiliate, if such Indebtedness is permitted by the Indenture and such Indebtedness was issued to an Affiliate by the Company or a Guarantor in compliance with Section
4.9 and Section 4.10.

                 "Existing Assets" means assets of the Company and its Restricted Subsidiaries existing at the Issue Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale of such assets and assets acquired in whole or in part with proceeds from the sale from any such assets.

                 "Fair Market Value" or "fair market value" means, with respect to any assets or properties, the amount at which such assets or properties would be transferred between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of the Company acting reasonably and in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which value is being determined.

                 "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

                 "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

                 "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

                 "Guarantee" shall have the meaning provided in Section 11.1.

                 "Guarantor" means a Restricted Subsidiary that guarantees the Notes in accordance with the terms of the Indenture.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "incur" shall have the meaning specified in Section 4.10.

                 "Incurrence Date" shall have the meaning specified in Section 4.10.

                 "Indebtedness" of any Person means, without duplication, if and to the extent any of the following (except as set forth below) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price of any property, except those that would constitute ordinarily an accrued expense or a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (regardless of whether they appear as a liability upon a balance sheet of such Person); (b) all net obligations of such Person under Interest Swap and Hedging Obligations (regardless of whether they appear as a liability upon a balance sheet of such Person); (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Equity Interests and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties, and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Initial Purchaser" means Bear, Stearns & Co. Inc.

                 "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                 "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                 "Investment" by any Person in any other Person means (without duplication) (i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (iii) the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person, other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.10; (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its Fair Market Value at the time of such transfer.

                 "Issue Date" means the date of first issuance of the Notes under the Indenture.

                 "Issuer" means each party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

                 "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Indebtedness at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

                 "Legal Holiday" shall have the meaning provided in Section
13.7.

                 "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                 "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement (as such term is therein defined).

                 "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Purchase Date, a purchase date with respect to an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

                 "Microsurge" means Microsurge, Inc., a Delaware corporation.

                 "Moody's" means Moody's Investor Services, Inc.

                 "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchange-able debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

                 "Notes"  See "Securities."

                 "Offering Memorandum" means the Offering Memorandum of the Company dated April 3, 1997 with respect to the Securities.

                 "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary.

                 "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

                 "Opinion of Counsel" means a written opinion from legal counsel to the Company complying with the requirements of Sections 13.4 and
13.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

                 "Original Notes" means the 12.5% Senior Subordinated Notes due 2004, as amended and supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                 "Paying Agent" shall have the meaning specified in Section
2.3.

                 "Permitted Indebtedness" means any of the following: (i) Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date hereof; (ii) Indebtedness incurred pursuant to the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or the relevant Guarantor thereunder) up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) at any time of $50 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale; (iii) Indebtedness by the Company to any Guarantor, and any Guarantor may incur Indebtedness to any other Guarantor or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes; (iv) Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (ii) of this definition, incurred under the Debt Incurrence Ratio test set forth in Section 4.10, or which was outstanding on the Issue Date; (v) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or any permitted Refinancing Indebtedness thereof (provided that the requirements of clause (2)(A) of the definition of Refinancing Indebtedness need not be met for the purposes of this clause (v)), in an aggregate principal amount (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) not to exceed $10 million at any time outstanding; and (vi) Indebtedness incurred in connection with the acquisition of assets or a new Restricted Subsidiary; provided, that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries and all such Indebtedness (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) does not exceed an aggregate principal amount of $10 million at any time outstanding; (vii) Indebtedness of the Company, any Guarantor or any Restricted Subsidiary outstanding on the date of this Indenture; (viii) Indebtedness of Microsurge existing on the Issue Date and disclosed in the financial statements of Microsurge included in this Offering Memorandum incurred in connection with the acquisition of Microsurge; (ix) Indebtedness which represents Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding and any currency exchange agreement entered into to protect against fluctuations in currency values; and
(x) in addition to Indebtedness described in (i) through (ix) above, Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $7.5 million.

                 "Permitted Investment" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, guarantees of the Indebtedness and/or other obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other obligations are permitted under the Indenture), (ii) Investments in Cash and Cash Equivalents, (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) accounts receivable acquired in the ordinary course of business and notes receivable acquired in consideration of the transfer to a third party of capital equipment in the ordinary course of business, (v) any non-cash consideration received (and any Investment made as a result of the receipt thereof) in connection with an Asset Sale that complies with Section 4.13, (vi) any Investment in an Unrestricted Subsidiary or in an entity in which the Company or any Restricted Subsidiary has an Equity Interest together with one or more other Persons, and which is formed after the date of the Indenture for the purpose of engaging in a Related Business, provided that, at the date of any such Investment is made and after giving effect thereto, such Investment, together with all other such Investments by the Company and its Restricted Subsidiaries since the Issue Date, does not exceed $10 million, (vii) Investments in connection with Interest Swap and Hedging Obligations permitted to be incurred under the definition "Permitted Indebtedness," and

(viii) loans to employees not to exceed $1 million at any time outstanding.

                 "Permitted Lien" means (i) Liens existing on the Issue Date (including, without limitation, Liens under the Credit Agreement); (ii) Liens securing the Notes; (iii) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (iv) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property, (v) Liens securing Indebtedness permitted by clause (v) of the definition of "Permitted Indebtedness" covering only the assets acquired with such Indebtedness, (vi) Liens securing Interest Swap and Hedging Obligations of the Company and its Restricted Subsidiaries that were permitted pursuant to the Indenture, (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, (ix) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, (x) judgment Liens to the extent that such judgments do not cause of constitute a Default or an Event of Default, and (xi) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; provided that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease.

                 "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

                 "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, Personal or mixed and whether tangible, intangible, contingent, indirect or direct.

                 "Public Equity Offering" means an underwritten offering of Common Stock of the Company for cash pursuant to an effective registration statement under the Securities Act as a consequence of which such Common Stock of the Company is listed on a national securities exchange or quoted on the national market system of the NASDAQ Stock Market.

                 "Purchase Money Indebtedness" means Indebtedness of the Company or Guarantors to the extent that (i) such Indebtedness is incurred in connection with the acquisition of specified assets and property (the "Subject Assets") for the business of the Company or the Guarantors, including Indebtedness which existed at the time of the acquisition of such Subject Asset and was assumed in connection therewith; and (ii) Liens securing such Indebtedness are limited to the Subject Asset.

                 "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                 "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

                 "Rating Agencies" means S&P and Moody's or any successor to the respective rating agency businesses thereof.

                 "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the form of Security, which shall include in each case accrued and unpaid interest with respect to such Security to the applicable Redemption Date.

                 "Reference Period" with regard to any Person means (i) for any Incurrence Date from and including April 1, 1997 through and including June 30, 1997, the fiscal quarter ended March 31, 1997, (ii) for any Incurrence Date from and including July 1, 1997 through and including September 30, 1997, the two fiscal quarters ended June 30, 1997, (iii) for any Incurrence Date from and including October 1, 1997 through and including December 31, 1997, the three fiscal quarters ended September 30, 1997, and (iv) for any Incurrence Date after December 31, 1997, the four full fiscal quarters for which financial statements have been completed by the Company ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture (or, in each case such lesser period during which such Person has been in existence).

                 "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of ((i) and (ii) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

provided, that (1) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (2) such Refinancing Indebtedness shall (A) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (B) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (3) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

                 "Registrar" shall have the meaning specified in Section 2.3.

                 "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchaser, dated as of the Issue Date.

                 "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially complementary, incidental, ancillary or related businesses.

                 "Representative" means Banque Indosuez or any successor or successors thereto under the Credit Agreement.

                 "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments.

                 "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (iii) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness and (iv) any Restricted Investment by such Person; provided, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests to the extent payable solely in shares of Qualified Capital Stock of such issuer, (ii) any dividend, distribution or other payment to the Company, or to any of its wholly owned Restricted Subsidiaries, by the Company or any of its Subsidiaries or (iii) the purchase, redemption or retirement by the Company of shares of its Common Stock held by an employee or former employee of the Company or any of its Restricted Subsidiaries issued pursuant to any employee benefit plan, approved by the applicable board of directors, of the Company or any of its Restricted Subsidiaries, up to an aggregate of $1 million during any 12-month period.

                 "Restricted Subsidiary" means, with respect to any Person, any Subsidiary that is not an Unrestricted Subsidiary.

                 "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" or "Notes" means, prior to the Exchange Offer, the Original Notes, and after the Exchange Offer, the Original Notes (if any) and the Series B Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                 "Security Agreement" shall have the meaning set forth in
Section 4.19.

                 "Securityholder"  See "Holder."

                 "Senior Indebtedness" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Indebtedness and made senior in right of payment to the Notes or the applicable Guarantee; provided that in no event shall Senior Indebtedness include (i) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,
(ii) Indebtedness incurred in violation of the terms of the Indenture, (iii) Indebtedness to trade creditors, (iv) Disqualified Capital Stock, (v) Capitalized Lease Obligations, and (vi) any liability for taxes owed or owing by the Company or such Guarantor.

                 "Series B Notes" means the Series B 12.5% Senior Subordinated Notes due 2004, in substantially the form set forth on the Form of Note set forth as Exhibit A hereto, to be issued pursuant to this Indenture in connection with the Exchange Offer.

                 "Significant Subsidiary" shall have the meaning provided under Regulation S-X under the Securities Act, as in effect on the Issue Date.

                 "Stated Maturity," when used with respect to any Note, means April 1, 2004.

                 "Subordinated Indebtedness" means Indebtedness of the Company, or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or, has a stated maturity on (except for the Notes) or after the Stated Maturity.

                 "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interest with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as permitted in Section 9.3.

                 "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Restricted

Subsidiary of the Company and that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation there would occur or continue to exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of Section 4.10. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) no Default or Event of Default has occurred and is continuing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of Section 4.10. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                 "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                 "wholly owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more wholly owned Subsidiaries of the Company, except for directors' qualifying shares.

                          Section 2    Incorporation by Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture securityholder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                  Section 1.3  Rules of Construction.

                  Unless the context otherwise requires:

                                    (i)  a term has the meaning assigned to
         it;

                                    (ii)  an accounting term not otherwise
         defined has the meaning assigned to it in accordance with GAAP;

                                    (iii)  "or" is not exclusive;

                                    (iv)  words in the singular include the
         plural, and words in the plural include the singular;

                                    (v)  provisions apply to successive
         events and transactions;

                                    (vi)  "herein," "hereof" and other words
         of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                                    (vii)  references to Sections or
         Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE SECURITIES

                  Section 2.1  Form and Dating.

                  The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Section 2.2  Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                  The Trustee shall authenticate the Original Notes for original issue in the aggregate principal amount of up to $110,000,000 and shall authenticate Series B Notes for original issue in the aggregate principal amount of up to $110,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Original Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $110,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

                  Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  Section 3  Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The

City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X and Section
4.13 neither the Company nor any Affiliate thereof shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoint the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

                  The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoint The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

                  The Company initially appoint the Trustee to act as Securities Custodian with respect to the Global Securities.

                  Section 2.4  Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest (and Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment. If either the Company or any Subsidiary thereof acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

                  Section 5  Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

                  Section 6  Transfer and Exchange.

                           (a)  When Definitive Securities are presented to
the Registrar or a co-Registrar with a request

                           (x) to register the transfer of such Definitive
                  Securities or

                           (y) to exchange such Definitive Securities for an
                  equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                                    (i)  shall be duly endorsed or accom-
         panied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                                    (ii)  in the case of Transfer Restricted
         Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                                                     (A)  If such Transfer
                  Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                                                     (B)  if such Transfer
                  Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                                                     (C)  if such Transfer
                  Restricted Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act, or
                  (iii) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security) and in the case of (iii) above a transferee letter of representation in substantially the form set forth in the Offering Memorandum and in the case of (i), and (iii) above, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                           (b)  Restrictions on Transfer of a Definitive
Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                                    (i)  if such Definitive Security is a
         Transfer Restricted Security, a certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                                    (ii)  whether or not such Definitive
         Security is a Transfer Restricted Security, written instructions directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                           (c)  Transfer and Exchange of Global Securities.
The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

                           (d)  Transfer of a Beneficial Interest in a Global
Security for a Definitive Security.

                                    (i)  Any Person having a beneficial
         interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                                                     (A)  if such beneficial
                  interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

                                                     (B)  if such beneficial
                  interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in the form set forth on the reverse of the Security); or

                                                     (C)  if such beneficial
                  interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Security) and in the case of (iii) above a transferee letter of representation in substantially the form set forth in the Offering Memorandum and in the case of (i), and (iii) above, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                                    (ii)  Definitive Securities issued in
         exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Registrar shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

                           (e)  Restrictions on Transfer and Exchange of
Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                           (f)  Authentication of Definitive Securities in
Absence of Depository.  If at any time:

                                    (i)  the Depository for the Securities
         notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                                    (ii)  the Company, in its sole discre-
         tion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                           (g)  Legends.  Each Security certificate evidenc-
ing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN

                  A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, or (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED IN THE CASE OF (b), (c) AND (d) UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
                  (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                           (h)  Cancellation and/or Adjustment of Global
Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                           (i)  Obligations with respect to Transfers and
Exchanges of Definitive Securities.

                                    (i)  To permit registrations of trans-
         fers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                                    (ii)  No service charge shall be made
         for any registration of transfer or exchange, but the

         Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to
         Section 2.2, 2.10, 3.6, 4.13, 9.5 or 10.1).

                                    (iii)  Except for a redemption of Secu-
         rities pursuant to Section 3.2, the Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 13 hereof or a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                                    (iv)  The Trustee shall have no obliga-
         tion or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                    (v)  The Registrar or co-Registrar shall
         not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 13 hereof or the mailing of a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                  Section 2.7  Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  Section 2.8  Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section
2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest (and Liquidated Damages, if any) due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  Section 9  Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  Section 10  Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

                  Section 11  Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the

Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to
Section 7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

                  Section 12  Defaulted Interest.

                  If the Company defaults in a payment of interest (or Liquidated Damages, if any) on the Securities, the Company shall pay the defaulted interest (and Liquidated Damages, if any), plus (to the extent lawful) interest on the defaulted interest (and Liquidated Damages, if any), to the Persons who are Holders on a Record Date (or at the Company' option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest (and Liquidated Damages, if any), and interest payable on such defaulted interest (and Liquidated Damages), if any, to be paid.

                  Section 13 CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

                        Section 1  Right of Redemption.

                  Redemption of Securities shall be made only in accordance with this Article III. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after April 1, 2001, at the Redemption Prices specified under the caption "Redemption," in the Form of Note attached as Exhibit A hereto, plus accrued and unpaid interest and Liquidated Damages, if any thereon to the Redemption Date. Except as provided in this paragraph, the next following paragraph, Section 2 and paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Company.

                  Until April 1, 2000, upon a Public Equity Offering of common stock resulting in Net Cash Proceeds to the Company of at least $40 million, up to 35% of the original aggregate principal amount of the Notes may be redeemed at the option of the Company within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112 1/2% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption
Date), together with accrued and unpaid interest and Liquidated Damages, if any to the date of redemption; provided, however, that immediately following each such redemption, not less than 65% of the original aggregate principal amount of the Notes remain outstanding.

                  Section 2  Notices to Trustee.

                  If the Company elect to redeem Securities pursuant to this
Article III, they shall notify the Trustee in writing of the date on which the Notes are to be redeemed ("Redemption Date") and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders in the name of and at the expense of the Company.

                  If the Company elect to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

                  The Company shall give each notice to the Trustee provided for in this Section 2 at least 45 days (unless a shorter period is acceptable to the Trustee) before the Redemption Date.

                  Section 3  Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  Section 4  Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

              (1)  the Redemption Date;

              (2) the Redemption Price, including the amount of accrued but unpaid interest (and Liquidated Damages, if any) to be paid upon such redemption;

              (3) the name, address and telephone number of the Paying Agent;

              (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

              (5) that, unless (a) the Company default in its obligation to deposit cash with the Paying Agent in accordance with Section 6 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any), upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

              (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

              (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                      (8) the CUSIP number of the Securities to be redeemed; and

                      (9) that the notice is being sent pursuant to this Section 4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

              Section 5  Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any). Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest (and Liquidated Damages, if any), if any, accrued to and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  Section 6  Deposit of Redemption Price.

                  On or before the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of, including accrued but unpaid interest on (and Liquidated Damages, if any), all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the

Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section
4.1 hereof and the Securities.

                  Section 7  Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

                  Section 1  Payment of Securities.

                  The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (and Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

                  Section 2  Maintenance of Office or Agency.

                  The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

                  The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the principal corporate trust office of the Trustee as such office.

                  Section 3  Limitation on Restricted Payments.

                  The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis,
(i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio contained in Section

4.10, or (iii) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital (and Liquidated Damages, if Stock (other than (1) to a Restricted Subsidiary of the Company and (2) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

                  The immediately preceding paragraph, however, will not prohibit (i) a Qualified Exchange, (ii) the payment of any dividend (a) on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions or (b) to minority shareholders of any Subsidiary on a pro rata basis, (iii) the redemption of the Series A Preferred Stock of Urohealth, Inc. (California), for total consideration of not more than $1.6 million on or before June 30, 1997 or (iv) the redemption of the Microsurge convertible subordinated notes outstanding on the Issue Date prior to maturity in an amount not to exceed $6.0 million. The full amount of any Restricted Payment made pursuant to the foregoing clause (ii) of the immediately preceding sentence, however, will be deducted (without duplication) in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

                  Section 4  Corporate Existence.

                  Subject to Article V, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors and each of their

Subsidiaries; provided, however, that neither the Company nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

                  Section 5  Payment of Taxes and Other Claims.

                  The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or properties and assets of the Company, any Guarantor or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

                  Section 6  Compliance Certificate; Notice of Default.

                           (a)  The Company shall deliver to the Trustee
within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Company, complying (whether or not required) with
Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations (without regard to notice requirements or grace periods) under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                           (b)  So long as not contrary to the then current
recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company were not in compliance with the provisions set forth in Section 3, 4.10 or 4.13 or
Article X of this Indenture.

                           (c)  The Company shall, so long as any of the
Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company are taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

                  Section 7  Reports.

                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by the Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Ex-change Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the SEC (if it were subject to such reporting obligations), file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 8  Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest (and Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 9  Limitation on Transactions with Affiliates.

                  Neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempt Affiliate Transactions unless (i) it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's-length transaction with a non-Affiliate, (ii) if the consideration to any party is in excess of $500,000, such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if the consideration to any party is in excess of $5 million, the Company shall have obtained, prior to the consummation thereof, a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent financial advisor of national standing.

                  Section 10 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

                  Except as set forth below in this Section 10, the Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness. Notwithstanding the foregoing, the Company and the Guarantors may incur Indebtedness or Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (b) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be (1) for any Incurrence Date occurring prior to and including December 31, 1998, at least 2.0 to l and (2) thereafter, at least 2.25 to 1 (any such ratio, as applicable, the "Debt Incurrence Ratio").

                  Indebtedness or Disqualified Capital Stock of any
Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Unrestricted Subsidiary or other Person to be a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

                  Section 11 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, or any Restricted Subsidiary of the Company, except (i) restrictions imposed by the Notes or herein, (ii) restrictions imposed by applicable law, (iii) existing restrictions under Indebtedness outstanding on the Issue Date, (iv) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Restricted Subsidiaries, which restrictions, in each case, existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (v) any such restriction or requirement imposed by Indebtedness incurred under clause (ii) of the definition of "Permitted Indebtedness," provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (vi) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Equity

Interests or assets of such Restricted Subsidiary that are being sold, and (vii) in connection with and pursuant to Permitted Refinancings, replacements of restrictions imposed pursuant to clauses (i), (iii) or (iv) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing Senior Indebtedness or Purchase Money Indebtedness incurred in accordance with the definition of "Permitted Indebtedness" or with Section 10 shall, in and of themselves, be considered a restriction on the ability of the Company, the applicable Guarantor or the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

                  Section 12  Limitation on Liens.

                  The Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, or suffer to exist any Lien on any of their respective assets, now owned or hereinafter acquired, securing any Indebtedness that is pari passu with or subordinated in right of payment to the Notes, except Permitted Liens, unless the Notes or the Guarantees, as applicable, are secured on an equal and ratable basis as such other Indebtedness; provided that, if such Indebtedness is by its terms expressly subordinated or junior to the Notes and the Guarantees, as applicable, the Lien securing such subordinated or junior Indebtedness shall be subordinated and junior to the Lien securing the Notes and the Guarantees, as applicable, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes and Guarantees, as applicable.

                  Section 13  Limitation on Sale of Assets and Subsidiary Stock.

                  The Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its proper-ty, business or assets, including by merger or consolidation (in the case of a Guarantor or a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary of the Company and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless, (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, (ii) the Company determines in good faith (and with respect to any Asset Sale or series of related Asset Sales in which the aggregate Fair Market Value exceeds $5 million, as evidenced by a resolution of the Board of Directors of the Company) that the Company or such Restricted Subsidiary, as applicable, receives Fair Market Value for such Asset Sale, (iii) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (iv) (a) within 270 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") is (1) used to retire Senior Indebtedness and permanently to reduce the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to clause (ii) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, the amount of total commitments is correspondingly permanently reduced by such amount) or (2) (x) committed to be invested pursuant to one or more definitive agreements subject only to customary closing conditions and (y) within 365 days following such Asset Sale, invested, in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such investment; provided, however, that, if applicable, upon the earlier of any termination of such agreement(s) or the failure to consummate such investment within such 365-day period (any such event, an "Investment Default"), the Company shall immediately make an Asset Sale Offer on the terms set forth in clause (b) below (except that application of the Asset Sale Offer Amount shall be made within 30 days of such Investment Default) or (b) within 270 days after the date of such Asset Sale, the Asset Sale Offer Amount is applied to the optional redemption of the Notes in accordance with the terms of the

Indenture or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price or 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 240 days of such Asset Sale. An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses (and within the times provided) set forth in (iv) above (the "Excess Proceeds") exceeds $10 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (iii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (i) Senior Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause (ii) and (v) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, the amount of total commitments is correspondingly permanently reduced by such amount), and (ii) Purchase Money Indebtedness secured solely by the assets sold and assumed by a Transferee.

                  Notwithstanding the foregoing provisions of the prior paragraph:

                           (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                           (ii) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V;

                           (iii) the Company and its Restricted Subsidiaries may sell or dispose of property in the ordinary course of business, in the aggregate amount not exceeding $3 million during any 12-month period, so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable; and

                           (iv) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors.


                  All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Indebtedness, or used to repurchase Notes, all within the period and as otherwise provided above in clauses (iv)(a) or (iv)(b) of the first paragraph of this Section 13.

                  In addition to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary, except pursuant to an Asset Sale of all the Equity Interests of such Restricted Subsidiary.

                  Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consis- tent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

                                    (i)  that the Asset Sale Offer is being
         made pursuant to such notice and this Section 13;

                                    (ii)  the Asset Sale Offer Amount, the
         Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

                                    (iii)  that any Security or portion
         thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                                    (iv)  that, unless the Company defaults
         in depositing cash with the Paying Agent (which may not for purposes of this Section 13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this Section 13, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                                    (v)  that Holders electing to have a
         Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which for purposes of this Section 4.13, notwithstanding any other provision of this Indenture, may not be the Company or any Affiliate of the Company) at the address specified in the notice;

                                    (vi)  that Holders will be entitled to
         withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                                    (vii)  that if Securities in a principal
         amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                                    (viii)  that Holders whose Securities
         were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                                    (ix)  the circumstances and relevant
         facts regarding such Asset Sales.

                  The Company agrees that any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  On or before the date of purchase, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph
(vii) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  Section 14  Limitation on Layering Indebtedness.

                  The Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

                  Section 15  Limitation on Lines of Business.

                  Neither the Company and its Restricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the good faith judgment of the Board of Directors of the Company, is a Related Business.

                  Section 16  Limitation on Status as Investment Company.

                  The Company and its Subsidiaries are prohibited from being required to be registered as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

                  Section 17  Future Subsidiary Guarantors.

                  All present Subsidiaries and future Restricted Subsidiaries of the Company, jointly and severally, will guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis.

                  Section 18  Limitation on Payments for Consent.

                  None of the Company or any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or is irrevocably pledged to be paid to all Holders of the Notes who so consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes prior to the expiration of the solicitation.

                  Section 19  Security.

                  As soon as practicable after the Issue Date, the Company shall purchase and pledge to the securities intermediary and financial intermediary under that certain Security Agreement, dated as of the Issue Date, by and between the Company and The Bank of New York, as securities intermediary and financial intermediary (the "Security Agreement"), for the benefit of the Holders of the Notes, the Government Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full when due the amount of interest to be paid on the Notes on each of the first three scheduled interest payment dates on the Notes. The Holders shall have the benefit of an exclusive, first priority security interest in the account holding all such Government Securities, and all other cash or property, pledged under the Security Agreement.







                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  Section 5.1  Limitation on Merger, Sale or Consolidation.

                  The Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons except for any consolidation or merger with or into, or sale, lease or transfer solely to, a Guarantor, or adopt a plan of liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis no Default or Event of Default shall exist or would occur, (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 10.

                  On or prior to the consummation of the proposed transaction, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture executed in connection therewith comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Section 5.2  Successor Corporation Substituted.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 1  Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                                    (i)  the failure by the Company to pay
         any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; provided, however, that any failure by the Company to pay in full any interest on the Notes in a timely manner through October 1, 1998 or to purchase and deposit the Government Securities as soon as practicable after the Issue Date as required by the Security Agreement, will constitute an immediate Event of Default;

                                    (ii)  the failure by the Company to pay
         all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale
         Offer Amount, or otherwise;

                                    (iii)  the failure by the Company or any
         of its Restricted Subsidiaries otherwise to comply with
         Section 4.13, or Articles V or X;

                                    (iv)  failure by the Company or any
         Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture (except as provided in clauses (i), (ii) and (iii) above) and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                                    (v)  a decree, judgment, or order by a
         court of competent jurisdiction shall have been entered adjudicating either the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of either the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for either the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                                    (vi)  the Company or any Significant
         Subsidiary of the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any

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

         substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

                                    (vii)  a default in Indebtedness for
          borrowed money of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5 million, which default (A) is caused by the failure to pay principal on the maturity date thereof or (B) results in the acceleration of such Indebtedness prior to its express maturity; and

                                    (viii)  final unsatisfied judgments not
         covered by insurance aggregating in excess of $5 million, at any one time rendered against the Company or any of its Restricted Subsidiaries and is not stayed, bonded or discharged within 60 days; and

                                    (ix)  the failure to comply with any of the
         terms of the Security Agreement as in effect on the Issue Date.

                  If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default, pursuant to Section 7.5.

                  Section 2 Acceleration of Maturity Date; Rescission and Annulment.

                  If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (v) or (vi), above, relating to the Company or any Significant Subsidiary,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal determined as set forth below, and accrued interest thereon to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (a) the fifth Business Day after the sending to the Company and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (b) the date of acceleration of any Senior Indebtedness under the Credit Agreement. If an Event of Default specified in clauses (v) or (vi) above relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders.

                  At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                       (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                                                     (A)  all overdue interest
                  (and Liquidated Damages, if any) on all Securities,

                                                     (B)  the principal of
                  (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                                                     (C)  to the extent that
                  payment of such interest is lawful, interest upon overdue interest (and Liquidated Damages, if any) at the rate borne by the Securities,

                                                     (D)  all sums paid or
                  advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                        (2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration and except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived as provided in Section 12.

Notwithstanding the previous sentence of this Section 2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  Section 3 Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if an Event of Default in payment of principal, premium, or interest (and Liquidated Damages, if any) specified in
Section 1(i) or (ii) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial


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

proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  Section 4  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                                    (i)  to file and prove a claim for the
         whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                                    (ii)  to collect and receive any moneys
         or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5 Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  Section 6  Priorities.

                  Subject to Article XII, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest (and Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), respectively; and

                  THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

                  Section 7  Limitation on Suits.

                  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                                     (A)  such Holder has
                  previously given written notice to the Trustee of a continuing Event of Default;

                                                     (B)  the Holders of not
                  less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                                     (C)  such Holder or
                  Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                                                     (D)  the Trustee for 60
                  days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                                     (E)  no direction
                  inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  Section 8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest (and Liquidated Damages, if any) on, such Security on each Maturity Date or Interest Payment Date, as applicable, of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the Redemption Date; in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date; and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date); and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 9  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 10  Delay or Omission Not Waiver.

                  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 11  Control by Holders.

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

                       (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                       (2) the Trustee shall not determine that the action so directed would be unjustly prejudi-cial to the Holders not taking part in such direction, and

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                       (3) the Trustee may take any other action deemed proper
         by the Trustee which is not inconsistent with such direction.

                  Section 12  Waiver of Past Default.

                  Subject to Section 8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                                                     (A)  in the payment of
                  the principal of, premium, if any, or interest (and Liquidated Damages, if any) on, any Security as specified in clauses (i) and (ii) of Section 1, or

                                                     (B)  in respect of a
                  covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                  Section 13  Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest (and Liquidated Damages, if any) on, any Security on or after the Maturity Date of such Security.

                  Section 14  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to its former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                  Section 7.1  Duties of Trustee.

                           (a)  If a Default or an Event of Default has
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person's own affairs.

                           (b)  Except during the continuance of a Default or
an Event of Default:

                                    (i)  The Trustee need perform only those
         duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                                    (ii)  In the absence of bad faith on its
         part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (c)  The Trustee may not be relieved from liability
for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (i)  This paragraph does not limit the
         effect of subsection (b) of this Section 7.1.

                                    (ii)  The Trustee shall not be liable
         for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

                                    (iii)  The Trustee shall not be liable
         with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 12.

                           (d)  No provision of this Indenture shall require
the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or

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

in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                           (e)  Every provision of this Indenture that in any
way relates to the Trustee is subject to subsections (a), (b), (c), (d) and (e) of this Section 7.1.

                           (f)  The Trustee shall not be liable for interest
on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  Section 7.2  Rights of Trustee.

                  Subject to Section 7.1:

                           (a)  The Trustee may conclusively rely on any
document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                           (b)  Before the Trustee acts or refrains from
acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                           (c)  The Trustee may act through its attorneys and
agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                           (e)  The Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (f)  The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                           (g)  Except with respect to Section 1, the
Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                  Section 3  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of its respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 4  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities (other than the Trustee's certificate of authentication) or for the use or application of any funds received by a Paying Agent other than the Trustee.

                  Section 5  Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest (and Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date, and the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

                  Section 6  Reports by Trustee to Holders.

                  If required by law, within 60 days after each January 31 beginning with the January 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such January 31 that complies with TIA ss. 313(a). If required by law, the Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  Section 7  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company shall indemnify the Trustee (in its capacity as Trustee, Registrar and Paying Agent) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claims, loss, damage, demand, fee, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest (and Liquidated Damages, if any) on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 1(v) or (vi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                  Section 8  Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                        (1) the Trustee fails to comply with Section 10;

                        (2) the Trustee is adjudged bankrupt or insolvent;

                        (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                        (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 8, the Company's obligations under Section 7 shall continue for the benefit of the retiring Trustee.

                  Section 9  Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  Section 10  Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1) and TIA ss. 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

                  Section 11  Preferential Collection of Claims against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who

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
has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 1 Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option at any time within one year of the Stated Maturity of the Notes, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") by having Section 2 or Section 3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

                  Section 2  Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 1 of the option applicable to this Section 2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied. Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to
(i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds referred to below, and described more fully in Section 9.4, (ii) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7,
2.10 and 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 2 notwithstanding the prior exercise of its option under Section 3 with respect to the Securities.

                  Section 3  Covenant Defeasance.

                  Upon the Company's exercise under Section 1 of the option applicable to this Section 3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16, 4.17, 4.18, Article V and Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 1 of the option applicable to this Section 3, Sections 6.1(3) through 6.1(8) shall not constitute Events of Default.

                  Section 4  Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 2 or Section 3 to the outstanding Securities:

                                    (i)  the Company must irrevocably deposit
         with the Trustee, in trust (or another trustee satisfying the requirements of Section 10 who shall agree to comply with the provisions of this Article VIII applicable to it), for the benefit of the Holders of such Notes, U.S. legal tender, or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on

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

         such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal, premium, if any, or interest on such Notes and the Holders of the Notes must have a valid, perfected, exclusive security interest in such trust; provided that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                                    (ii)  in the case of an election under
         Section 2, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                                    (iii)  in the case of an election under
         Section 3, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                                    (iv)  no Default or Event of Default
         shall have occurred and be continuing on the date of such deposit or in so far as Section 1(v) or 6.1(vi) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

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

                                    (v)  such Legal Defeasance or Covenant
         Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is bound;

                                    (vi)  in the case of an election under
         either Section 2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 2 or 8.3 was not made by the Company with the intent of preferring the Holders of such Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                                    (vii)  the Company shall have delivered
         to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, (i) through (vi) of this Section 4 and, in the case of the Opinion of Counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this Section 4 have been complied with as contemplated by this
         Section 4.

                  If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under this Indenture will be revived and no such defeasance will be deemed to have occurred.

                  Section 5 Deposited Cash and U.S. Government Obliga-tions to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 6, all cash and U.S. Government
Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 5, the "Trustee") pursuant to Section 4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

                  Section 6  Repayment to Company.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Liquidated Damages, if any) has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 7  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 2 and 8.3, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 1  Supplemental Indentures Without Consent of
Holders.

                  Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                       (1) to cure any ambiguity, defect,
         or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                         (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                        (3) to provide for additional Guarantors of the Securities;

                        (4) to evidence the succession of
         another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V or Article XI; or

                        (5)  to comply with the TIA.

                  Section 2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to Section 8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under the this Indenture or the Securities. Subject to Section 8 and the last sentence of this paragraph, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities; provided that notwithstanding the foregoing provisions of this Section 9.2, no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section 10.1 in a manner adverse to the Holders; and provided that, without the consent of each Holder affected thereby, no such modification, amendment, supplemental indenture or waiver shall:

                       (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                       (2) reduce the rate or extend the time for payment of interest (and Liquidated Damages, if any) on any Security;

                       (3) reduce the principal amount of any Security, or reduce the Change of Control Purchase Price or the Asset Sale Offer Price;

                       (4) change the Stated Maturity of any Security;

                       (5) alter the redemption provisions of Article III or paragraph 5 of the Securities in a manner adverse to any Holder;

                       (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any percentage of Securities required to consent to a waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest (and Liquidated Damages, if any) on, or redemption payment with respect to, any Security;

                       (7) make any changes in Section 6.8, 6.12 or this second sentence of this Section 9.2;

                       (8) make the principal of, or the interest (and Liquidated Damages, if any) on, any Secu-rity payable with anything or at anywhere other than as provided for in this Indenture and the Securities as in effect on the date hereof;

                       (9) make the Securities or Guarantees further subordinated in right of payment to any extent or under any circumstances to any other indebtedness; or

                       (10) change any terms of the Security Agreement in a manner adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  Subject to Section 18, in connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  Section 3 Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  Section 4  Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

                  Section 5 Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                  Section 6  Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

                  Section 10.1 Repurchase of Securities at Option of the Holder upon Change of Control.

                           (a)  In the event that a Change of Control has
occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require





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the Company to repurchase all or any part of such holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any,) to the Change of Control Purchase Date.

                           (b)  In the event that, pursuant to this Section
10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

                         (1) the Change of Control Offer
         shall commence within 20 Business Days following the Change of Control;

                         (2) the Change of Control Offer
         shall remain open for at least 20 Business Days following its commencement (unless a longer period shall be required by law)(the "Change of Control Offer Period");

                        (3) upon expiration of the Change
         of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer at the Change of Control Purchase Price, plus accrued interest (and Liquidated Damages, if any);

                        (4) if the Change of Control Pur-
         chase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if any) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                       (5) the Company shall use its best
         efforts to provide the Trustee with notice of the

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

         Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

                         (6) at the commencement of any
         Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                         (i) that the Change of Control
                  Offer is being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                       (ii) the Change of Control Purchase
                  Price (including the amount of accrued and unpaid interest) and the Change of Control Purchase Date;

                       (iii) that any Security, or portion
                  thereof, not tendered or accepted for payment will continue to accrue interest;

                        (iv) that, unless the Company de-
                  faults in depositing cash with the Paying Agent in accordance with the last paragraph of this subsection (b), or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                       (v) that Holders electing to have a
                  Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the


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

                  notice prior to the expiration of the Change of Control Offer;

                       (vi) that Holders will be entitled
                  to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                        (vii) a brief description of the events resulting
                  in such Change of Control Triggering Event.

                  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  On or before the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly pay to the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Security surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results





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of the Change of Control Offer on or as soon as practicable after the
Change of Control Purchase Date.

                                   ARTICLE XI

                                   GUARANTEES

                  Section 1  Guarantees.

                           (a)  In consideration of good and valuable consid-
eration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior subordinated basis (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Change of Control Offer, an Asset Sale Offer or otherwise;
(x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                           (b)  Each Guarantor hereby agrees that its obliga-
tions with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

                           (c)  If any Holder or the Trustee is required by
any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 2 for the purposes of this Guarantee, notwithstanding any stay, injunction, or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

                           (d)  Each Guarantor and, by its acceptance of a
Security issued hereunder, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 11.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its guarantee set forth in Section 11.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after









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

giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this
Section 11.1(d), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

                  Each Guarantor that makes any payment or distribution under
Section 11.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata amount (as defined below) of such payment or distribution so long as the exercise of such right does not impair the rights of the Holders under the Guarantees. For purposes of the foregoing, the "Pro Rata amount" of any Guarantor means the percentage of the total net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

                  Section 2  Execution and Delivery of Guarantee.

                  Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 11.1 on behalf of each Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor which, pursuant to Section
11.4 or Section 11.5, is released from such guarantee.

                  Section 3  Certain Bankruptcy Events.

                  Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                  Section 4 Limitation on Merger, Consolidation, Etc. of Guarantors.

                  No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture; and (ii) in addition, no Guarantor shall consolidate or merge with or into another Person who is not a Guarantor unless, immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

                  Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or all or substantially all of its assets to an entity which is not a Guarantor (and a Restricted Subsidiary) or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of Section 4.13), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

                  Section 5  Future Guarantors.

                  Upon the acquisition by the Company or any Guarantor of the Capital Stock of any Person, if, as a result of such acquisi-

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

tion, such Person becomes a Restricted Subsidiary, such Restricted Subsidiary shall fully and unconditionally guarantee on a senior subordinated basis the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 11.1; and, within 60 days of the date of such occurrence, such Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture making such Restricted Subsidiary a party to this Indenture.

                                   ARTICLE XII

                                  SUBORDINATION

                  Section 1 Securities Subordinated to Senior Indebt-edness.

                  The Company, the Guarantors and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company or the Guarantors (including, without limitation, pursuant to Section 13 or 10.1) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in Cash or Cash Equivalents of all Senior Indebtedness of the Company and the Guarantors (and is senior to all junior indebtedness, including without limitation the Company's 8.75% Convertible Subordinated Debentures Due May 30, 2006), and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  Section 2 No Payment on Securities in Certain Cir-cumstances.

                           (a)  No payment (by set-off or otherwise) may be
made by or on behalf of the Company or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities),
(i) upon the maturity of any Senior Indebtedness of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, the interest on such Senior Indebtedness of the Company are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on such Senior Indebtedness of the Company or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                           (b)  Upon (i) the happening of an event of default
(other than a Payment Default) that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the Agent under the Credit Agreement or the representative of the holders of an aggregate of at least $15 million principal amount outstanding of any other Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Indebtedness on account of the principal of, premium, if any, or interest or Liquidated Damages on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, other than payments with Junior Securities. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay, all sums not paid to the Holders of the Notes during the Payment Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

                           (c)  In furtherance of the provisions of Section
12.1, in the event that, notwithstanding the foregoing provisions of this
Section 12.2 or the provisions of Section 12.3, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by such provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee, to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.



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                  Section 3  Securities Subordinated to Prior Payment
of All Senior Indebtedness on Dissolution, Liquidation or Reorga-nization.

                  Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

                                    (i)  the holders of all Senior Indebted-
         ness of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest on the Notes (other than Junior Securities); and

                                    (ii)  any payment or distribution of
         assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of Article VIII, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full in cash or Cash Equivalents (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  Section 4  Securityholders to Be Subrogated to
Rights of Holders of Senior Indebtedness.

                  Subject to the payment in full in Cash or Cash Equivalents of all Senior Indebtedness of the Company and the Guaran-tors as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company and the Guarantors applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company or the Guarantors, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and Guarantors and the Holders, be deemed to be payment by the Company or Guarantors or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company or the Guarantors, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in Cash or Cash Equivalents.

                  Section 5  Obligations of the Company Unconditional.

                  Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest and Liquidated Damages on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII and under the proviso to Section 2, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company or the Guarantors received upon the exercise of any such remedy or otherwise. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.

                  Section 6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists. The Company shall give prompt written notice to the Trustee of any fact actually known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.

                  Section 7  Application by Trustee of Assets
Deposited with It.

                  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

                  Section 8 Subordination Rights Not Impaired by Acts or Omissions of the Company, Guarantors or Holders of Senior Indebtedness, Etc.; Modifications.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Guarantors or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or the Guarantors with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions are solely for the benefit of the holders from time to time of Senior Indebtedness and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Indebtedness or any amendment or modification that is consented to by each holder of Senior Indebtedness that would be affected thereby. The subordination provisions of this Article XII shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Indebtedness is, pursuant to applicable law, avoided, recovered or rescinded or must otherwise be restored or returned by any holder of Senior Indebtedness, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made.

                  Section 9  Securityholders Authorize Trustee to
Effectuate Subordination of Securities.

                  Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company and the Guarantors) the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of

Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

                  Section 10  Right of Trustee to Hold Senior Indebtedness.

                  The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  Section 11  Article XII Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Securities.

                  Section 12 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

                  Notwithstanding anything to the contrary herein, the Trustee shall not be deemed to owe any fiduciary duty to any present or future holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or Guarantors or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. The Trustee undertakes to perform or to observe only such of the covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to such holders of Senior Indebtedness shall be implied in this Indenture against the Trustee. Nothing in this Section
12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of

Senior Indebtedness or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and its duty to the holders of Senior Indebtedness, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  Section 1 TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  Section 2  Notices.

                  Any notices or other communications to the Company, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or by overnight courier addressed as follows:

                  if to the Company or any Guarantor:

                           UROHEALTH Systems, Inc.
                           5 Civic Plaza Blvd., Suite 100
                           Newport Beach, CA  92660
                           Attention:  Kevin Higgins, Esq.
                           Telephone:  (714) 668-5858
                           Telecopy:   (714) 668-5824
                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Telephone:  (212) 815-5084
                           Telecopy:   (212) 815-5915

                  The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 3  Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  Section 4  Certificate and Opinion as to Conditions
Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                        (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                       (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 5  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                         (1) a statement that the Person
         making such certificate or opinion has read such cove-nant or condition;

                         (2) a brief statement as to the
         nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                       (3) a statement that, in the opin-
         ion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (4) a statement as to whether or
         not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  Section 6  Rules by Trustee, Paying Agent,
Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  Section 7  Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  Section 8  Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR
OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER
JURISDICTION.

                  Section 9  No Adverse Interpretation of Other
Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 10  No Recourse Against Others.

                  No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under this Indenture or the Notes by reason of its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  Section 11  Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 12  Duplicate Originals.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  Section 13  Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  Section 14  Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                    SIGNATURE


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    UROHEALTH SYSTEMS, INC.



                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President
                                              and Chief Financial Officer



                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary




                                    THE BANK OF NEW YORK


                                    By: /s/ VIVIAN GEORGES
                                       ----------------------------------------
                                       Name:  Vivian Georges
                                       Title: Assistant Vice President

                                    GATES PLASTICS



                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary




                                    DACOMED CORPORATION


                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President
                                              and Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary



                                    DACOMED INTERNATIONAL, INC.


                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson

                                    Title:  Executive Vice President and
                                            Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary




                                    ALLSTATE MEDICAL PRODUCTS, INC.


                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary




                                    UROHEALTH OF KENTUCKY, INC.

                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer




                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------

                                    Name:  Kevin M. Higgins
                                    Title: Senior Vice President, Gen-
                                           eral Counsel and Secretary

                                    MICROSURGE, INC.


                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary




                                    OSBON MEDICAL SYSTEMS, LTD.


                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer



                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary



                                    NT REUDT CORPORATION

                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson

                                       Title: Executive Vice President and
                                              Chief Financial Officer



                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary




                                    INTERMED ASSOCIATES, INC.


                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary


                                    LAPAROMED CORPORATION

                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins

                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary



                                    ADVANCED UROCARE, INC.

                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary



                                    UROHEALTH, INC. (CALIFORNIA)



                                    By: /s/ JAMES L. JOHNSON
                                       ----------------------------------------
                                       Name:  James L. Johnson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    By: /s/ KEVIN M. HIGGINS
                                       ----------------------------------------
                                       Name:  Kevin M. Higgins
                                       Title: Senior Vice President, Gen-
                                              eral Counsel and Secretary

                                                                       EXHIBIT A



                                 [FORM OF NOTE]

                             UROHEALTH SYSTEMS, INC.

                         12.5% SENIOR SUBORDINATED NOTES
                                    DUE 2004


                  Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL for so long as the registered owner hereof, Cede & Co., has an interest herein.(1)

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS
         ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE

------------------------

(1) This paragraph should only be added if the Security is issued in global form.

         TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED IN THE CASE OF (B), (C) AND (D) UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                                CUSIP NO.______

No.                                                                   $

                  UROHEALTH Systems, Inc., a Delaware corporation (the "Company") which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promise, jointly and severally, to pay to _____, or registered assigns, the principal sum of _____ Dollars, on April 1, 2004.

                  Interest Payment Dates:  April 1 and October 1.

                  Record Dates:  March 15 and September 15.

                  Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company have caused this Instrument to be duly executed under its corporate seal.


                                    UROHEALTH SYSTEMS, INC.


                                    By:
                                       ----------------------------------------
                                               Name:
                                               Title:


Attest: _______________

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Securities described in the within-mentioned Indenture.



Dated:
                                     THE BANK OF NEW YORK
                                     As Trustee


                                     By:
                                        ----------------------------------------
                                        Authorized Signatory

                             UROHEALTH SYSTEMS, INC.

                         12.5% SENIOR SUBORDINATED NOTES
                                    DUE 2004


1.  Interest.

                  UROHEALTH Systems, Inc., a Delaware corporation (the "Company"), jointly and severally, promise to pay interest on the principal amount of this Security at a rate of 12.5% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 12.5% per annum compounded semiannually.

                  The Company will pay interest semiannually on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1997. Interest on the Securities will accrue from the date of issuance or from the most recent date to which interest has been paid on the Securities pursuant to the Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.

                  The Company shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of principal, premium and interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of

Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided, prior to the relevant Record Date, written wire transfer instructions to the Company and the Paying Agent.

3.  Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of their respective Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  Indenture.

                  The Company issued the Securities under an Indenture, dated as of April 10, 1997 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated obligations of the Company limited in aggregate principal amount to $110,000,000.

5.  Redemption.

                  Except as provided in this Paragraph 5 or as provided in
Article III of the Indenture, the Company shall not have the right to redeem any Securities prior to April 1, 2001. The Notes will be redeemable for cash at the option of the Company, in whole or in part at any time on or after April 1, 2001, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at the following Redemption Price (expressed as a percentage of principal amount), if redeemed during the 12-month period commencing April 1 of each of the years indicated below, in each case (subject to the right of Holders of record on the Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with any accrued but unpaid interest and Liquidated Damages, if any, to the Redemption Date:

                  Year                                   Redemption Price
                  ----                                   ----------------
                  2001     ................................     106.250%
                  2002     ................................     103.125%
                  2003     and thereafter..................     100.000%

                  Until April 1, 2000, upon a Public Equity Offering of Common Stock resulting in net cash proceeds to the Company of at least $40 million, up to 35% of the aggregate principal amount of the Notes may be redeemed at the option of the Company within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112 1/2% of the principal amount to be redeemed (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption
Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Securities remain outstanding.

                  Any redemption of the Securities shall comply with Article III of the Indenture.

6.  Notice of Redemption.

                  Notice of redemption will be sent by first class mail at least 30 days but not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the redeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

7.  Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except the unredeemed portion of Securities being redeemed in parts) or any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to purchase.

8.  Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.


9.  Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposit into an irrevocable trust with the Trustee Cash or U.S. Government Obligations sufficient to pay the principal of and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest (and Liquidated Damages, if any) on the Securities).

11.  Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, comply with the TIA or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and their respective Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.

                  In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) to and including the Change of Control Purchase Date.

14.      Certain Asset Sales.

                  The Indenture imposes certain limitations on the ability of the Company to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

15.  Ranking.

                  Payment of principal, premium, if any, and interest on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

16.   Security.

                  The Holders shall have the benefit of an exclusive first priority security interest in the account holding all Government Securities, and all other cash or property, pledged pursuant to the Security Agreement.

17.  Successors.

                  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

19.  Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its respective Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

20.      No Personal Liability of Partners, Stockholders,
         Officers and Directors.

                  No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under or the Indenture or the Notes by reason of its status as such stockholder, employee, officer or director, except to the extent such Person is the Company or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.      Governing Law.

                  The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

                              [FORM OF ASSIGNMENT]


                         I or we assign this Security to

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
             (Print or type name, address and zip code of assignee)


                  Please insert Social Security or other identifying number of assignee _________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:_____________________________________________________


            ___________________________________________________________________
            (Sign exactly as your name appears on the other side of
                                 this Security)

Signature guarantee:________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 13 or Article X of the Indenture, check the appropriate box:

[ ] Section 13
[ ] Article X


                  If you want to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the principal amount you want to have purchased:
$______



Date:  ________________ Signature:_____________________________________________
       (Sign exactly as your name appears on the other side of this Security)

Signature guarantee:_______________________

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(2)

                  The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                                                          Signature
                          Amount of                Amount of                Principal Amount              authorized
                          decrease in              increase in              of this Global                signatory of
                          Principal Amount         Principal Amount         Security following            Trustee or
                          of this Global           of this Global           such decrease (or             Securities
Date of Exchange          Security                 Security                 increase)                     Custodian
-----------------------------------------------------------------------------------------------------------------------------





















         -------------------------

(2) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF SECURITIES(3)


Re:      12.5% SENIOR SUBORDINATED NOTES DUE 2004 OF UROHEALTH
         SYSTEMS, INC.


         This Certificate relates to $______ principal amount of Securities held in (4) [_] book-entry or [_] definitive form by _______ (the "Transferor").

The Transferor:

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:(5)








_____________________________

(3)     The following should be included only for Original Notes.

(4)     Check applicable box.

[_] Such Security is being acquired for the Transferor's own account, without transfer (in accordance with Section 6(a)(ii)(A) or Section 6(d)(i)(A) of the Indenture).

[_] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in accordance with Section 6(a)(ii)(B) or Section 6(d)(i)(B) of the Indenture).

[_] Such Security is being transferred in accordance with (i) Rule 144 or Regulation S under the Securities Act, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in reliance on another exemption from registration under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 6(d)(i)(C) of the Indenture). To effect such transfer, delivery of an Opinion of Counsel is required.


                                         ______________________________________
                                         [INSERT NAME OF TRANSFEROR]


                                         ______________________________________
                                         By:




Dated:____________________

                                                                      EXHIBIT B


                               FORM OF GUARANTEE


         For value received, __________________, a _______________ corporation, hereby irrevocably, unconditionally guarantees on a senior subordinated basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest (and Liquidated Damages, if any) on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guarantee of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.





                                                 ______________________________


                                                 By:___________________________


                                                 ______________________________
                                                 Attest:


















                                      B-1